UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2009
AMERICAN INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8787	13-2592361

(Commission File Number)	IRS Employer Identification No.)

70 Pine Street, New York, New York	10270

(Address of Principal Executive Offices)	(Zip Code)
(212) 770-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On November 4, 2008, a purported class action (the Action) captioned Wilma Walker v. American International Group, Inc., CA No. 4142-CC was filed in the Court of Chancery of the State of Delaware (the Court). Plaintiffs in the Action alleged violations of Delaware General Corporation Law Section 242(b)(2) and breaches of fiduciary duty in connection with the Series C Preferred Stock to be issued by American International Group, Inc. (“AIG”) to a trust created for the benefit of the United States Treasury, pursuant to a credit agreement with the Federal Reserve Bank of New York entered into on September 22, 2008. On February 5, 2009, the Court approved a Stipulation and Order of Dismissal entered into by the parties in connection with the Action. The Stipulation and Order of Dismissal requires that notice of such should be given to shareholders of AIG in the form of this Current Report on Form 8-K. The Stipulation and Order of Dismissal is attached as Exhibit 99.1 to this Current Report on
Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Stipulation and Order of Dismissal

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
	By:	/s/ KATHLEEN E. SHANNON
Kathleen E. Shannon
Dated: February 12, 2009		Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Stipulation and Order of Dismissal

4